UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2008

Motorola, Inc.
(Exact Name of Registrant
as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                 On April 7, 2008, pursuant to an agreement (the “Agreement”), dated April 7, 2008, by and among Motorola, Inc. (the “Company”), Icahn Partners LP, Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn, William R. Hambrecht and Keith A. Meister (collectively, the “Icahn Group”), the Company expanded its board of directors (the “Board”) to fourteen members and appointed Mr. Meister, a managing director of the Icahn investment funds and principal executive officer of Icahn Enterprises L.P., as a director effective immediately. Pursuant to the Agreement, the Board also nominated Mr. Meister and William R. Hambrecht for election as directors at the 2008 Annual Meeting of Stockholders.

                 In addition, pursuant to the Agreement,

  The Icahn Group have agreed to cease efforts related to their own proxy solicitation, which was described in the preliminary proxy statement on Schedule 14A filed on March 12, 2008 by the Icahn Group and certain other entities controlled by Mr. Icahn with the Securities and Exchange Commission.
  The Icahn Group have agreed, so long as Mr. Hambrecht and/or Mr. Meister is a member of the Board, (1) not to conduct, support, or participate (as part of a group or otherwise) in, any proxy or consent solicitations, including without limitation with respect to the removal or election of directors and (2) not to make statements or announcements that constitute an ad hominem attack on the Company, its officers or its directors.
  The Company has agreed to appoint Mr. Hambrecht and Mr. Meister to any committee of the Board designated to oversee the Company’s announced plan to separate the Company’s mobile devices business and the Company’s broadband and mobility solutions business. The Company has also agreed (1) to seek the input of Mr. Icahn, Mr. Hambrecht and Mr. Meister regarding significant matters in connection with such plan to separate and (2) that the new company which includes the Company’s mobile devices business following the separation will not have certain takeover-related protections.

                 Mr. Meister has, since August 2003, served as Vice Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (NYSE: IEP), a diversified holding company engaged in a variety of businesses, including investment management, metals, real estate and home fashion. From August 2003 through March 2006, Mr. Meister also served as Chief Executive Officer of Icahn Enterprises G.P. Inc., and since March 2006, Mr. Meister has served as Principal Executive Officer of Icahn Enterprises G.P. Inc. Since November 2004, Mr. Meister has been a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages third party private investment funds. Since June 2002, Mr. Meister has served as senior investment analyst of High River Limited Partnership, an entity primarily engaged in the business of holding and investing in securities. Mr. Meister also serves on the boards of directors of the following companies: XO Holdings, Inc., WCI Communities, Inc., and Federal-Mogul Corporation. With respect to each company mentioned above, Mr. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Meister received an A.B. in government, cum laude, from Harvard College in 1995.

                 Mr. Meister will receive the standard compensation received by non-employee directors. These compensation arrangements will be described in the Company’s definitive proxy statement to be filed with the Securities Exchange Commission and were described in the Company’s preliminary proxy statement on Schedule 14A filed on March 5, 2008 with the Securities and Exchange Commission.

                 The full text of the Agreement is included as Exhibit 99.1 hereto and is incorporated herein by reference. The press release announcing these matters is attached as Exhibit 99.2 hereto.

Item 8.01.      Other Events

                 In connection with the Agreement, the Company, the Icahn Group and certain other parties thereto entered into a confidentiality agreement, dated April 7, 2008 (the “Confidentiality Agreement”). The full text of the Confidentiality Agreement is included as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Agreement, dated April 7, 2008, by and among Motorola, Inc., Icahn Partners LP, Icahn Partners
Master Fund LP, High River Limited Partnership, Carl C. Icahn, William R. Hambrecht and Keith
A. Meister

99.2	Press Release, dated April 7, 2008

99.3	Confidentiality Agreement, dated April 7, 2008, by and among Motorola, Inc., Icahn Partners LP,
Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn, William R.
Hambrecht and Keith A. Meister

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
(Registrant)

By: /s/ Paul J. Liska______________________

	Name:	Paul J. Liska
	Title:	Executive Vice President and Chief
Financial Officer

Dated: April 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement, dated April 7, 2008, by and among Motorola, Inc., Icahn Partners LP, Icahn Partners
Master Fund LP, High River Limited Partnership, Carl C. Icahn, William R. Hambrecht and Keith
A. Meister

99.2	Press Release, dated April 7, 2008

99.3	Confidentiality Agreement, dated April 7, 2008, by and among Motorola, Inc., Icahn Partners LP,
Icahn Partners Master Fund LP, High River Limited Partnership, Carl C. Icahn, William R.
Hambrecht and Keith A. Meister